UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 22, 2011

Date of Report

Date of earliest event reported

INFOSPACE, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	000-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 108th Avenue N.E., Suite 1200

Bellevue, Washington 98004

(Address of Principal Executive Offices)

425-201-6100

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On June 22, 2011, InfoSpace, Inc. (“InfoSpace”) completed the sale of its Mercantila e-commerce business to Zoo Stores, Inc. (“Zoo Stores”), pursuant to the terms of the LLC Interest Purchase Agreement (the “Agreement”) executed by the parties on June 10, 2011. As a result of this transaction, Zoo Stores acquired 100% of the membership interests in Mercantila Acquisition LLC (“Mercantila”), the former InfoSpace subsidiary that owns and runs the Mercantila e-commerce business.

Nikhil Behl, who prior to the closing of the transaction was a Named Executive Officer of InfoSpace, owns a majority interest in Zoo Stores. Mr. Behl will continue to serve as Chief Executive Officer of Mercantila and has ceased to be an officer of, or otherwise affiliated with, InfoSpace as of the closing of the transaction.

As consideration for the acquisition of Mercantila, Zoo Stores paid InfoSpace a nominal upfront payment and has a continuing obligation to pay up to $3,000,000 more, contingent on liquidity or other events. The nature and amount of this consideration was determined by InfoSpace after considering other options for the sale of all or some of Mercantila’s assets and the potential costs associated with a shutdown of the business.

The foregoing description is a summary, does not purport to be a complete description of the Agreement, and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 22, 2011, InfoSpace and Nikhil Behl, Chief Executive Officer of Mercantila, entered into a Termination and Waiver agreement that modifies Mr. Behl’s employment agreement (a copy of which was attached as Exhibit 10.1 to the Quarterly Report on Form 10-Q filed by InfoSpace on August 4, 2010). The Termination and Waiver, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference, was executed in connection with the closing of the transaction described above, and clarifies that Mr. Behl’s employment by InfoSpace terminated upon the closing of the transaction and that Mr. Behl will not be entitled to any separation benefits provided for in his employment agreement.

The foregoing description is a summary, does not purport to be a complete description of the Termination and Waiver, and is qualified in its entirety by reference to the Termination and Waiver, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(b)	Pro Forma Financial Information

The unaudited pro forma condensed consolidated balance sheet of InfoSpace as of March 31, 2011 and the unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2011 and the year ended December 31, 2010 (collectively, the “Pro Forma Condensed Consolidated Financial Statements”) are attached hereto as Exhibit 99.1. The pro forma condensed consolidated balance sheet as of March 31, 2011 gives effect to the sale of the Company’s interest in its Mercantila business to Zoo Stores and the discontinuation and exit of its e-commerce business as if the sale of the Company’s interest in its Mercantila business and the discontinuation and exit of its e-commerce business had occurred on March

31, 2011. The unaudited pro forma condensed consolidated statements of operations give effect to the sale of the Company’s interest in its Mercantila business to Zoo Stores and discontinuation and exit of its e-commerce business as if the sale of the Company’s interest in its Mercantila business and the discontinuation and exit of its e-commerce business had occurred on May 10, 2010, which was the date that the Company acquired certain assets from Mercantila, Inc.

The unaudited Pro Forma Condensed Consolidated Financial Statements have been prepared by InfoSpace’s management and are provided for informational purposes only. The unaudited Pro Forma Condensed Consolidated Financial Statements do not purport to reflect the results of operations that would have existed or occurred had such transaction taken place on the date indicated, nor do they purport to reflect the financial condition or results of operations that will exist or occur in the future. The unaudited Pro Forma Condensed Consolidated Financial Statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the Company’s historical consolidated financial statements and the notes thereto included in its Quarterly Report on Form 10-Q for the three months ended March 31, 2011 and in its Annual Report on Form 10-K for the year ended December 31, 2010.

(d)	Exhibits

EX-2.1	LLC Interest Purchase Agreement dated June 10, 2011 among Zoo Stores, Inc., InfoSpace, Inc. and Mercantila Acquisition, LLC

EX-10.1	Termination and Waiver dated June 22, 2011 between InfoSpace, Inc. and Nikhil Behl

EX-99.1	Unaudited pro forma condensed consolidated balance sheet of InfoSpace, Inc. as of March 31, 2011 and unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2011 and the year ended December 31, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2011

INFOSPACE, INC.

By: /s/ David Binder
David Binder
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

EX-2.1	LLC Interest Purchase Agreement dated June 10, 2011 among Zoo Stores, Inc., InfoSpace, Inc. and Mercantila Acquisition, LLC

EX-10.1	Termination and Waiver dated June 22, 2011 between InfoSpace, Inc. and Nikhil Behl

EX-99.1	Unaudited pro forma condensed consolidated balance sheet of InfoSpace, Inc. as of March 31, 2011 and unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2011 and the year ended December 31, 2010